SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 24, 2007


                               SAPIENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


               0-28074                                  04-3130648
      (Commission File Number)              (I.R.S. Employer Identification No.)

           25 First Street
            Cambridge, MA                                 02141
(Address of Principal Executive Offices)                (Zip Code)


                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2007, the Compensation Committee of the Board of Directors (the "Committee") of Sapient Corporation (the "Company") approved the Sapient Corporation 2007 Global Performance Bonus Plan (the "Performance Plan"), which is effective for the period beginning January 1, 2007 and ending December 31, 2007. The Company's Chief Financial Officer and the named executive officers identified below (together, the "Named Executive Officers") are eligible to participate in the Performance Plan as follows.

Performance Plan
----------------

Individuals who maintain the title of Associate, Senior Associate, Specialist, Senior Specialist, Manager, Senior Manager, Director, Vice President, Business Lead, Business Unit (BU) Lead, Senior Vice President, Executive Vice President, and Executive Officer, and meet such other criteria described in the Performance Plan, are eligible to participate in the Performance Plan. The Performance Plan includes among its eligible participants certain of the Company's Named Executive Officers.

The components of the Performance Plan include: (A) funding of a pool available for bonuses based on satisfactory Company operating profit performance, and (B) distribution to individuals of any bonus pool made available to a Company business unit or other group or based on team and individual performance against criteria determined by the Company, its business units and/or other groups or teams. The target bonus opportunity for the Company's Named Executive Officers is an individually established dollar amount (versus an amount based on a percentage of the individual's base salary) determined by the Committee during the plan year. Based on the terms of the October 16, 2006 employment agreement between the Company and Joseph S. Tibbetts, Jr., its Chief Financial Officer, Mr. Tibbetts' target bonus for 2007 shall be $175,000 until such time that the Committee establishes a new target bonus. Preston B. Bradford, the Company's Chief Operations and Administrative Officer, is eligible for a 2007 target bonus of $150,000 ($50,000 of this amount is tied to individual performance metrics and is not paid subject to the Performance Plan). Alan M. Wexler, Senior Vice President, is eligible for a 2007 target bonus of $200,000. Dr. Christian Oversohl, Vice President, Managing Director, is eligible for a 2007 target bonus of (euro)90,000 (approximately $121,000).

The performance criteria and/or goals for the Named Executive Officers may include the following:

     o    Client Satisfaction
     o    Client and/or Engagement Recognized Revenue
     o    Client Contribution Margin and/or Engagement (Project) Margin
     o    People Satisfaction and Turnover
     o    Fostering connection to the Company's Strategic Context
     o    Leadership

     o Winning Performance Score (a semi-annual performance score given to all Sapient employees based on the results they deliver and the impact they create)

Each individual is assigned an "Individual Payout Percentage." The Individual Payout Percentage for an individual may range between 50% and 150% of Company funding amount, based on a full (i.e., 100%) funding level for employee bonuses, depending on the person's performance.

Provided that a business unit or other Company group or team receives bonus funding and an allocation, and subject to pool and allocation size, a participant's bonus will be calculated based on his or Individual Payout Percentage. The Individual Payout Percentage is multiplied by the individual's eligible bonus amount to arrive at the bonus payout.

To be eligible to receive a bonus, individuals must be working at the Company at the time of payout. Payments for 2007 will be made after the Company has reported its 2007 annual results and after all calculations have been completed (payment is currently anticipated to occur in the first quarter of 2008).


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 31, 2007                           SAPIENT CORPORATION
                                                  (Registrant)



                                              By:   /s/ Kyle A. Bettigole
                                                  ------------------------------
                                                  Kyle A. Bettigole
                                                  Assistant Secretary